UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

WESTERN URANIUM & VANADIUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Church Street,Toronto, Ontario, Canada	M5E1M2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On October 14, 2025, Western Uranium & Vanadium Corp. (“Western” or the “Company”) completed a private placement (the “Offering”) of 6,555,556 units (“Units”) at a price of CAD$0.90 per unit for gross proceeds of approximately CAD$5,900,000. Each Unit consisted of one common share of the Company(a “Share”) plus one common share purchase warrant (a “Warrant”) to purchase one additional Share. Each Warrant entitles the holder to purchase one Share at a price of CAD$1.20 for a period of four years and a half following the closing date of the Offering.

In connection with the Offering, the Company entered into an underwriting agreement with A.G.P. Canada Investments ULC (the “Underwriter”) pursuant to which the Underwriter acted as the sole underwriter and bookrunner for the Company. The Company has paid the Underwriter a cash commission of 7% on the aggregate proceeds from Units (being equal to approximately CAD$413,000) and issued 229,444 broker warrants having the same terms and conditions as the Warrants (the “Broker Warrants”).

Western issued the Units (including the Shares and Warrants comprising the Units) and the Broker Warrants outside of the United States in reliance on Rule 903 of Regulation S.

Item 8.01. Other Events.

On October 14, 2025, Western issued the accompanying news release, which announced the closing of the Offering described above in Item 3.02. The news release is filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release dated October 14, 2025
104	Cover Page Interactive Date File (embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2025	WESTERN URANIUM & VANADIUM CORP.

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

2